SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                           ______________________

                                   FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

                               December 4, 1998
                               (Date of Report)

                               October 17, 1998
                      (Date of earliest event reported)


                              McKESSON CORPORATION
              (Exact name of registrant as specified in charter)


      Delaware                        1-13252                94-3207296
 (State or other jurisdiction   (Commission File Number)    (IRS Employer
 of incorporation)                                        Identification  No.)


 McKesson Plaza
 One Post Street
 San Francisco, CA                                       94104
 (Address of principal executive offices)              (Zip Code)


     Registrant's telephone number, including area code (415) 983-8300



 Item 5 - Other Events.

      We are filing this Current Report on Form 8-K to make generally available certain information regarding the Company.

      Some of the information contained herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Some of the forward-looking statements can be identified by the use of forward-looking words such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or the negative of those words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These include the speed of the integration of businesses we acquire, the impact of continued competition in our industry, the success of strategic initiatives, the implementation of new technologies, continued industry consolidation, changes in customer mix, changes in pharmaceutical manufacturers' pricing and distribution policies, the changing United States health care environment and other factors discussed in this Current Report.

      On October 17, 1998, McKesson Corporation ("McKesson") and HBO & Company ("HBOC"), a leading healthcare information company, signed a definitive merger agreement for McKesson to acquire HBOC. Under the terms of the merger agreement, as amended, stockholders of HBOC would receive
 0.37 shares of McKesson common stock for each share of HBOC common stock in a tax-free exchange. The merger of the two companies, which is subject to the approval of the stockholders of McKesson and HBOC at meetings scheduled to occur on January 12, 1999, and other customary conditions, would be accounted for as a pooling of interests and is anticipated to close in the first quarter of 1999. The new company would be named McKesson HBOC, and the corporate headquarters of McKesson HBOC would be located in San Francisco, California.

      Upon completion of the merger, Charles W. McCall, currently president and chief executive officer of HBOC, would become chairman of McKesson HBOC's board of directors, and Mark A. Pulido, currently president and chief executive officer of McKesson, would become president and chief executive officer of McKesson HBOC. Also upon completion of the merger, McKesson HBOC's board of directors would consist of ten members, which would include five members from the current McKesson board and five members from the current HBOC board.

      HBOC provides integrated patient care, clinical, financial, managed care and strategic management software solutions for the healthcare industry. These open systems applications facilitate the integration of clinical, financial and administrative data from a wide range of customer systems and software. HBOC's broad product portfolio can be implemented in a variety of combinations from stand-alone to enterprise wide, enabling healthcare organizations to add incremental capabilities to their existing information systems without making prior capital investments obsolete.
 HBOC also provides a full complement of network communications technologies, including wireless capabilities, as well as outsourcing services that are offered under contract management agreements whereby its staff manages and operates data centers, information systems, medical call centers, organizations and business offices of healthcare institutions of various sizes and structures. In addition, HBOC offers a wide range of electronic commerce services, including electronic medical claims and remittance advice services as well as statement processing.

      HBOC markets its products and services to integrated health delivery networks, hospitals, physicians' offices, home health providers, pharmacies, reference laboratories, managed care providers and payors. HBOC also sells its products and services internationally through subsidiaries and/or distribution agreements in the United Kingdom, Canada, Ireland, Saudi Arabia, Kuwait, Australia, Puerto Rico and New Zealand.

      HBOC experiences substantial competition from many firms, including other computer services firms, consulting firms, shared service vendors, certain hospitals and hospital groups, and hardware vendors. Competition varies in size from small to large companies, in geographical coverage, and in scope and breadth of products and services offered.

      Although some of HBOC's competitors are comparable in size to HBOC, HBOC believes that few, if any, competitors offer a comparable range of healthcare information systems and services that compare favorably with respect to all of the competitive criteria, mainly price and service.

      HBOC recently completed its acquisition of IMNET Systems, Inc., a company which provides electronic information and document management solutions for the healthcare industry. In addition, HBOC, HBO & Company of Georgia and Access Health, Inc. ("Access") entered into an Agreement of Merger dated as of September 28, 1998, as amended. Access provides care management products and services to the healthcare industry. The merger is subject to certain conditions, including the approval by Access stockholders at a meeting schedule to occur on December 10, 1998. If the merger is completed, HBOC will issue up to approximately 38,932,001 shares of HBOC common stock to Access stockholders and optionholders.

      For further information about HBOC, see its reports filed with the Securities and Exchange Commission under the Exchange Act.



                                  RISK FACTORS

 RISKS GENERALLY ASSOCIATED WITH ACQUISITIONS

      An element of McKesson's growth strategy is to pursue strategic acquisitions that either expand or complement its business. McKesson routinely reviews such potential acquisition opportunities. Acquisitions involve a number of special risks. Such risks include:

      * the diversion of management's attention to the assimilation of the operations of businesses McKesson has acquired and away from other business concerns;

      * difficulties in the integration of operations and systems and the realization of potential operating synergies;

      * difficulties in the integration of any acquired companies operating in a different sector of the healthcare industry;

      * delays or difficulties in opening and operating larger distribution centers in a larger and more complex distribution network;

      * the assimilation and retention of the personnel of the acquired companies;

      *    challenges in retaining the customers of the combined businesses;
           and

      * potential adverse short-term effects on operating results and the ratings assigned to McKesson's debt.

      McKesson and HBOC have historically engaged in numerous acquisitions. Integration of acquisitions involve a number of special risks, as discussed above. In addition, McKesson may incur debt to finance future acquisitions. Alternatively, McKesson may issue securities in connection with future acquisitions which would dilute the ownership of then current stockholders. To the extent McKesson and HBOC are unable to successfully complete and integrate strategic acquisitions in a timely manner, their growth strategies and rates of growth could be adversely affected.

      McKesson has agreed to acquire HBOC subject to the approval of McKesson's stockholders and the stockholders of HBOC at meetings scheduled to occur on January 12, 1999, and other customary conditions. It is anticipated that the merger will close in the first quarter of 1999. However, there can be no assurance that the merger will be completed or that it will be completed as contemplated or what the results of the merger will be. Also, HBOC has agreed to acquire Access subject to approval by Access stockholders at a meeting scheduled to occur on December 10, 1998, and other conditions. There can be no assurance that this transaction will be completed, or, if completed, that the operations of Access will be successfully integrated.

 CHANGING UNITED STATES HEALTHCARE ENVIRONMENT

      In recent years, the healthcare industry has changed significantly in an effort to reduce costs. These changes include increased use of managed care, cuts in Medicare, consolidation of pharmaceutical and medical/surgical supply distributors and the development of large, sophisticated purchasing groups. McKesson expects the healthcare industry to continue to change significantly in the future. Some of these changes may have a material adverse effect on McKesson's and HBOC's results of operations, such as a reduction in governmental support of healthcare services or adverse changes in legislation or regulations governing the delivery or pricing of healthcare services or mandated benefits. Changes in pharmaceutical manufacturers' pricing or distribution policies may also have a material adverse effect on McKesson's results of operations.

 FIXED EXCHANGE RATIO DESPITE CHANGE IN RELATIVE STOCK PRICES IN THE HBOC
 MERGER

      In connection with McKesson's merger with HBOC, stockholders of HBOC will receive 0.37 shares of McKesson common stock for each share of HBOC common stock regardless of any increase or decease in the price of the common stock of either McKesson or HBOC. The price of McKesson common stock at the time of the merger may be higher or lower than its price as of today's date or at the date of the special meetings of stockholders of McKesson and HBOC. The price of McKesson common stock could change due to changes in the business, operations or prospects of McKesson or HBOC, market assessments of the merger, regulatory considerations, general market and economic conditions or other factors. As a result, there can be no assurance that such fractional share of McKesson common stock will equal or be less than the market value of a share of HBOC common stock.

 COMPUTER TECHNOLOGIES

      Software applications that use only two digits to identify a year in the date field may fail or create errors in the year 2000. This potential problem is known as the "Year 2000 Issue." McKesson relies heavily on computer technologies to operate its business and, accordingly, in response to the Year 2000 Issue, McKesson has undertaken an enterprise wide Year 2000 project which is expected to complete most of its mission critical projects by December 31, 1998 and all phases of its identified Year 2000 projects by June 30, 1999. As McKesson's business relies in part on the computer-based systems of its customers, suppliers and other third parties and on technology or data purchased from third parties, McKesson is reviewing the Year 2000 readiness of all of these third parties and is developing contingency plans for Year 2000 problems. McKesson also plans to conduct systems testing with third parties during calendar year 1999. McKesson believes that the most reasonably likely worse case Year 2000 scenario would be a business disruption resulting from an extended and/or extensive communications failure. McKesson believes that such a disruption is likely to be localized and of short duration and would therefore not be likely to have a material adverse effect on McKesson. However, given the range of possible issues and large number of variables involved in Year 2000 preparations (including any acquisitions which McKesson may make), McKesson cannot quantify the potential cost of problems should its remediation efforts or the efforts of those which whom McKesson does business not be successful. Such costs and any failure of such remediation efforts could result in a loss of business, damage to McKesson's reputation and legal liability. Consequently, such costs or failures could have a material adverse effect on McKesson.

      Similarly, HBOC has established an internal task force to address the Year 2000 Issue. HBOC's internal assessment indicates that its products are, as of September 30, 1998, without material deviation, Year 2000 compliant. However, since there is no uniform definition of "Year 2000 compliant," HBOC may experience an increase in warranty claims. Although such claims are not expected to create a material impact on HBOC, there can be no assurances in that regard. HBOC expects that its internal systems will be substantially Year 2000 compliant on or before February 28, 1999 and continues to make inquiries regarding the Year 2000 readiness of its third party vendors. However, due to uncertainties associated with the Year 2000 preparation efforts of third parties, HBOC is unable to predict whether a material adverse effect on its business, results of operations or financial condition may occur as a result of disruptions associated with the Year 2000 Issue.



                                 SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    McKESSON  CORPORATION
                                    (Registrant)



 Date: December 3, 1998             By: /s/ Nancy A. Miller
                                       --------------------------
                                    Name:   Nancy A. Miller
                                    Title:  Vice President and
                                            Corporate Secretary